PRIVATE PLACEMENT AGENT AGREEMENT

THIS PRIVATE PLACEMENT AGENT AGREEMENT (the “Agreement”) is made and entered into as of the 12th day of June , 2018, by and between Zander Therapeutics, Inc. (the “Company”), and Dakoy Capital Markets, LLC (the “Placement Agent”).

Recitals:

A.       The Company desires to obtain the services of the Private Placement Agent to assist it in that certain offering of shares of the Company (the “Securities” or “Shares”) on a best efforts basis through offering materials to be finalized within the next thirty (30) days (the “Offering”). One or more closings may be held from time to time as shall be agreed by the parties. The Offering will be made pursuant to Section 4(a)(2) or Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) to a limited number of accredited investors, as that term is defined under Rule 501(a) of Regulation D of the Securities Act.

B.       The Private Placement Agent is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and is willing, as the Placement Agent, to assist the Company in the offering and sale of the Securities on the terms and conditions set forth herein.

Agreement:

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

i)       Appointment of Private Placement Agent. The Company hereby appoints the Private Placement Agent as its placement agent for the Offering on a non-exclusive basis. The Company maintains the right in its sole discretion to approve or disapprove any prospective purchaser of the Securities.

ii)       Acceptance of Appointment; Best Efforts. The Placement Agent hereby accepts the appointment described in Section 1 above and agrees, as Placement Agent for the Company, to use its best efforts to introduce the Company to accredited investors, which may include corporations, partnerships, mutual funds, hedge funds, investment partnerships, securities firms, lending and other institutions and entities, as well as select high net worth individuals (collectively, the “Purchasers”) for the purposes of participating in the Offering. The Placement Agent makes no commitment to purchase all or any of the Securities.

iii)       Other Agreements. The Company retains the right to employ other agents in connection with the sale of the Securities.

iv)       Closing. The Company will hold one or more closings (each a “Closing”), from time to time, on accepted subscriptions during the Offering.

v)       Proceeds to Company. The gross proceeds from each Closing shall be paid by the Investor to the Company per the wire instructions contained in the offering materials. The Placement Agent’s commission will be paid by the Company by wire transfer by noon of the next business day following each Closing, or as soon thereafter as practicable.

vi)       Offering Period. The Offering shall commence within 30 days of the date hereof. The Company may terminate or extend the Offering at any time in its sole discretion.

vii)       Placement Agent Compensation. As compensation for its activities hereunder and pursuant hereto, the Placement Agent shall be paid a commission as follows:

A.	Cash commission in an amount equal to seven percent (7%) of the total principal amount of gross proceeds of any Securities purchased by investors first introduced to the Company by the Placement Agent (“PA Investors”) and accepted by the Company (such persons being hereinafter referred to as the “PA Investor(s)”), and

B.	Options exercisable for five (5) years from the date the Offering closes, to purchase that number of Shares equal to two percent (5%) of the number of Shares of Company sold in the Offering to PA Investors (the “Options Compensation” and together with the Cash Compensation, the “Placement Agent Compensation”). Such options shall be granted at each Closing at an exercise price per share equal to the price of the shares paid by the investors in the Offering. Such Option Compensation shall provide, among other things that the options shall:

1.        expire five (5) years from the date of issuance; and

2.        provide for “cashless” exercise; and

3.        such other terms as are normal and customary for warrants issued to placement agents, including the same registration rights and other rights received by the investors in the Offering.

Notwithstanding the foregoing, the Placement Agent shall not be paid any Placement Agent Compensation on any Purchaser first introduced to the Company by any third party, unless such third party or affiliate of such third party was first introduced to the Company by Placement Agent.

viii)       Placement Agent Expenses. The Company agrees to reimburse Placement Agent for all reasonable out-of-pocket expenses incurred by Placement Agent in connection with the performance of this Agreement, provided that all expenses in excess of $2,500 are approved in writing by Company.  Placement Agent shall invoice the Company for all expenses on a monthly basis and provide receipts in connection therewith, and Placement Agent shall pay the amount of each invoice within ten (10) days of receipt of each invoice.

ix)       Subscriptions. Each Purchaser of the Securities through the Placement Agent shall subscribe for the Securities by completing and executing the all required transaction documentation (the “Required Documents”) and delivering the completed and executed Required Documents, along with payment to the Company. In the event that Placement Agent receives any of the Required Documents or payment in the form of a check, Placement Agent will, within 3 business days, transmit the Required Documents and/or payment to the Company. Failure on the part of Placement Agent to do so will be a material breach of this Agreement, resulting in default.

x)       Acceptance or Rejection of Subscriptions. The Company has the right, in its sole discretion, to accept or reject any Purchaser. Only upon the acceptance of investor subscription by the Company is a sale made.

xi)       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Placement Agent that:

(i)       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with power and authority to conduct its business as currently being conducted;

(ii)       The Company has a duly authorized and outstanding capitalization as set forth in the disclosure filings made with the SEC, the Securities conform to the description contained in the disclosure filings made with the SEC, and, the Securities, when issued, shall be duly and validly issued, fully paid and non-assessable;

(iii)       The Company shall prepare and file the offering materials with the jurisdictions in which such filings are required, if any, and shall use its best efforts to cause any necessary registration or exemption with each such regulatory agency to become effective;

(iv)       The Offering materials do not and will not contain any untrue statement of material fact or omit to state any material fact required to be stated or necessary to make the statements in the Offering materials, in light of the circumstances under which they are made, not misleading;

(v)       The execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement and compliance with the terms and provision of this Agreement shall not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or the Bylaws of the Company or any of its subsidiaries, or any indenture, mortgage or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective assets or properties are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets or properties, except for instances where not material to the Company;

(f)       This Agreement has been duly authorized, executed and delivered on behalf of the Company, and is the valid, binding and enforceable obligation of the Company; and

(g)       No authorization, approval, consent or license of any regulatory body or authority is required for the valid authorization, issuance, sale and delivery of the Securities, or, if so required, all authorizations, approvals, consents and licenses have been obtained and are in full force and effect, except for instances where not material to the Company.

xii)       Covenants of the Company. The Company covenants that:

(i)       The Company shall not at any time make or execute any amendment or supplement to the Offering documents of which the Placement Agent previously has not been advised and furnished a copy, or to which the Placement Agent reasonably may object in writing. The Company shall prepare and execute any addenda or supplements to the Offering materials that in the reasonable opinion of counsel for the Placement Agent may be necessary in connection with the offering and sale of the Securities by the Placement Agent.

(ii)       The Company shall use its reasonable best efforts to comply with, and to continue to comply with, all applicable state and federal securities and other laws so as to permit the continuation of the offering and sale of the Securities.

(iii)       The Company shall promptly notify the Placement Agent in the event of (i) the issuance by any federal or state securities commission or authority of any stop order suspending the effectiveness of the Offering materials, or (ii) the institution or notice of the intended institution of any action or proceeding for that purpose. The Company shall make every commercially reasonable effort to prevent the issuance of such a stop order, and, if such a stop order is issued at any time, to obtain the withdrawal of the order at the earliest possible time.

(iv)       The Company will cooperate with the Placement Agent in connection with, and shall make available to the Placement Agent such documents and other information, as the Placement Agent shall reasonably require to satisfy its reasonable due diligence requirements.

xiii)       Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to, and agrees with the Company that:

(i)       The Placement Agent is a member in good standing of the FINRA and is currently licensed in the jurisdictions in which the Offering will be sold;

(ii)       The Placement Agent and all persons employed by it or who work for it as agents have all necessary permits, licenses and permissions to enable it and them to act as agent for the Company in the offering and sale of the Securities as required by applicable state and federal securities and other laws; and

(iii)       Neither the Placement Agent nor any partner, director or officer of the Placement Agent is disqualified under Rule 262 promulgated under the Securities Act or any applicable disqualification provision of any jurisdiction's law.

xiv)       Covenants of the Placement Agent. The Placement Agent covenants that:

(i)       The Placement Agent shall not sell the Securities offered pursuant to the Offering materials in any manner that violates the conditions imposed by applicable state or federal securities laws in connection with an offer and sale of securities pursuant to registrations or exceptions pertaining to the Offering under the Securities Act and the registrations and/or exemptions therefrom in each of the Jurisdictions in which the offer is made.

(b)       The Placement Agent shall offer the Securities only in those jurisdictions where Placement Agent is licensed to do so.

xv)       Termination of Agreement. This Agreement will terminate on the expiration of the Offering Period, and may, subject to the other provisions hereof, be earlier terminated as follows:

(i)       At any time prior to the commencement of the Offering, the Company may, by notice to the Placement Agent, terminate this Agreement;

(ii)       By the Placement Agent at any time by notice to the Company because of any material failure on the part of the Company to comply with any of the terms and provisions, or to fulfill any of the conditions hereof, or if for any reason the Company is unable to materially perform its obligations hereunder;

(iii)       By the Company at any time by notice to the Placement Agent because of any failure on the part of the Placement Agent to comply with any of the terms and provisions, or to fulfill any of the conditions hereof, or if for any reason the Placement Agent is unable to perform its obligations hereunder;

(iv)       By the Company at any time by notice to the Placement Agent because of disapproval of the terms of this Agreement by the FINRA, SEC, or any state securities regulatory authority charged with approving such agreements or the registration of the Offering or any exemption therefrom. However, without first terminating this Agreement, the Company and the Placement Agent, by mutual written consent, may amend this Agreement, by adding, deleting, or modifying any of the provisions hereof if necessary to obtain approval of this Agreement or of the Offering by the FINRA, SEC, or any state securities regulatory authority.

(e)       Upon the occurrence and satisfactory completion of the Offering as determined by the Company or sale of all of the Securities and the distribution of the proceeds to the Placement Agent.

xvi)       Indemnification. The Company shall indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse the Placement Agent and each controlling person, if any, for any legal or other expenses (including attorney fees) reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as the losses, claims, damages, expenses, liabilities actions or expenses (collectively, “Losses”) arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering materials, or arising out of or based upon the omission or alleged omission to state a material fact contained in the Offering materials, or arising out of or based upon the omission or alleged omission to state a material fact required to be stated in the Offering materials necessary in order to make the statements in the Offering materials not misleading, unless the untrue statement or omission was made in the Offering materials in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent directly or through counsel expressly for the purpose of inclusion therein. However, this indemnification provision shall not benefit the Placement Agent or any person controlling the Placement Agent if the Placement Agent failed to send or give a copy of the Offering materials to a person at or prior to the time an offer of Securities was made to that person, or acted in violation of any covenants made by it herein.

Promptly after receipt by the Placement Agent or any person controlling the Placement Agent of notice of the commencement of any action with respect to which indemnification may be sought from the Company under this Section, the Placement Agent shall notify the Company in writing of the commencement, and, subject to the provisions stated below, the Company shall assume the defense of the action (including the employment of counsel and the payment of expenses) in so far as the action relates to any alleged Losses with respect to which indemnification may be sought from the Company. The Placement Agent or any person controlling the Placement Agent shall have the right to employ separate counsel in any action and to participate in the defense of the action, but the fees and expenses of such counsel must be specifically authorized in writing by the Company before being incurred. The Company shall have no obligation to pay the fees and expenses of such separate counsel, and any decision to do so shall be made at the sole discretion of the Company. The Company shall not be liable, and shall not be required, to indemnify any person in connection with any settlement of any action effected without the Company's consent in writing.

The Placement Agent shall indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all Losses to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse the Company and each director, officer or controlling person, if any, for any legal or other expenses (including attorney fees) reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability insofar as the Losses arise out of or are based upon any untrue statements made by Placement Agent or action taken by Placement Agent in connection with an offer or sale in connection with the Offering and under the Securities Act and the registrations and/or exemptions therefrom in each of the Jurisdictions.

Promptly after receipt of notice of the commencement of any action with respect to which indemnification may be sought from the Placement Agent under this Section, the Company shall notify the Placement Agent in writing of the commencement, and, subject to the provisions stated below, the Placement Agent shall assume the defense of the action (including the employment of counsel and the payment of expenses) in so far as the action relates to any alleged Losses with respect to which indemnification may be sought from the Placement Agent. The Company and each director, officer or controlling person shall have the right to employ separate counsel in any action and to participate in the defense of the action, but the fees and expenses of the counsel shall not be the expense of the Placement Agent unless the employment of the counsel has been specifically authorized in writing by the Placement Agent. The Placement Agent shall have no obligation to pay the fees and expenses of such separate counsel, and any decision to do so shall be made at the sole discretion of the Placement Agent. The Placement Agent shall not be liable, and shall not be required, to indemnify any person in connection with any settlement of any action effected without the Placement Agent's consent in writing.

xvii)       Contribution. If the indemnity referred to in Section 16 should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each indemnified person harmless, the indemnified person shall pay to or on behalf of each indemnified person contributions for Losses so that each indemnified person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such indemnified person, respectively, on the one hand and the indemnifying person on the other hand in connection with the transaction, or (ii) if the allocation of that basis is not permitted by applicable law, to reflect not only the relative fault of each such indemnified person, respectively, and the indemnifying person as well as any other relevant equitable considerations. The respective relative benefits received by the Placement Agent and the Company shall be deemed to be in the same proportion as the aggregate compensation, including but not limited to commissions, shares and options paid to the Placement Agent bears to the total gross proceeds of the Offering. The relative fault of each indemnifying person shall be determined by reference to, among other things, whether the actions or omissions to act were by such indemnifying person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

xviii)       Provisions to Survive Delivery. The representations, warranties, covenants, indemnities, understandings, agreements, and other statements of the Company and the Placement Agent contemplated by, set forth in, or made pursuant to, this Agreement and the indemnification agreements of the Company and the Placement Agent shall survive delivery of, and payment for, the Securities.

19.       Damages. Neither the Company nor the Placement Agent shall be liable to the other for any special, incidental or consequential damages.

20.       Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to conflict of law principles.

21.       Assignment. Neither this Agreement nor any interest of any party herein may be assigned, pledged or transferred without the prior written consent of the parties hereto.

22.       Binding Effect. This Agreement inures to the benefit of, and is binding upon, the parties hereto, and their respective heirs, representatives, successors, assigns and controlling person, but nothing herein shall be construed as an authorization or right of any party to assign its rights and obligations hereunder. A successor or an assign does not include a purchaser of Securities of the Company solely by reason of that purchase.

23.       Waiver. No waiver of any provision hereof is valid unless it is in writing and signed by the person against whom it is charged.

24.       Notice. Any notice required or permitted to be given pursuant hereto must be in writing addressed to the person at the address specified herein, or at an address changed in this manner.

25.       Entire Agreement. This Agreement, including all exhibits, constitutes the entire agreement among the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

THE COMPANY:		ZANDER THERAPEUTICS, INC.

	By:	/s/ David Koos
	Name:	David Koos
	Title:	Chairman, CEO

THE PLACEMENT AGENT:		DAKOY CAPITAL MARKETS, LLC

	By:	/s/ Craig Spivey
	Name:	Craig Spivey
	Title:	CEO